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MEWS RELEASE                                     [BEVERLY ENTREPRISES, INC LOGO]

Investor   James M. Griffith               News Media  Blair C. Jackson
Contact:   Senior Vice President           Contact:    Vice President
           Investor Relations                          Corporate Communications
           (479) 201-5514                              (479) 201-5263

BEVERLY ENTERPRISES ANNOUNCES AMENDMENT TO MERGER AGREEMENT

FORT SMITH, ARK., DECEMBER 21, 2005 -- Beverly Enterprises, Inc. ("BEI") (NYSE:
BEV) today announced that the company has entered into an amendment to its merger agreement with affiliates of Fillmore Capital Partners. The parties entered into the amendment for the purpose of accelerating into 2005, in connection with the merger, certain employee compensation payments. A Current Report on Form 8-K containing the amendment in its entirety is being filed with the Securities and Exchange Commission.

As part of the amendment, Fillmore has provided the company with a letter of credit for an additional $10 million, to be used towards funding a portion of these compensation payments in the event the merger agreement is terminated by the company under certain circumstances and certain other conditions are met. Additionally, under the terms of the amended merger agreement, the date by which the transaction must be completed has been extended from March 1, 2006 to March 31, 2006.

IMPORTANT INFORMATION

On December 13, 2005, BEI filed a preliminary proxy statement relating to BEI's solicitation of proxies with respect to its special meeting of stockholders to be held in 2006. Prior to the special meeting, BEI will furnish a definitive proxy statement to its stockholders. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and will be included in the definitive proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI's proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at

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www.sec.gov. You may also obtain a free copy of BEI's definitive proxy statement, when it becomes available, any amendments and supplements to the definitive proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab "Investor Information" and then under the heading "SEC Filings."

FORWARD LOOKING STATEMENTS

The statements in this document relating to matters that are not historical facts are forward-looking statements based on management's beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI's filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with Pearl Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.

In addition, BEI's results of operations, financial condition and cash flows may be adversely impacted by the auction process and the pendency of the proposed transaction with Pearl Senior Care, which may impact our ability to attract and retain customers, management and employees. BEI has incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the proposed transaction. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct.

BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.


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